DIRECTOR AGREEMENT

DIRECTOR AGREEMENT (“Agreement”) made and entered into as of March 6, 2008 (the “Effective Date”), by and between Medistem Laboratories, Inc., a Nevada corporation (the “Company”), and Roger M. Nocera, M.D. (“Nocera”).

RECITALS

WHEREAS, the Company and Nocera previously entered into an Employment Agreement on February 1, 2006 (the “Original Execution Date”), effective as of October 1, 2005 (the “Employment Agreement”); and

WHEREAS, the Company and Nocera mutually desire to terminate the Employment Agreement subject to the terms hereof; and

WHEREAS, the Company and Nocera desire to set forth their agreement regarding Nocera’s continued willingness to serve as a director of the Company.

NOW THEREFORE, the Company and Nocera agree as follows:

ARTICLE I.

TERMINATION OF EMPLOYMENT AGREEMENT

1.1     Termination of Employment Agreement. The Company and Nocera hereby mutually agree to terminate the Employment Agreement subject to the terms hereof. Unless specifically stated to the contrary in this Agreement, the rights and obligations of Nocera and the Company intended to survive termination of the Employment Agreement shall survive.

ARTICLE II

DUTIES AND TERM

2.1     Service as Director. During the Term (as defined below) of this Agreement, Nocera agrees to serve, if elected, as a director of the Company.

2.2     Term. The term of this Agreement shall commence on the Effective Date and shall continue as provided herein, unless sooner terminated, through December 31, 2009; provided, however, that the term of this Agreement shall be automatically extended without further action of either party for additional one (1) year periods, unless written notice of either party’s intention not to extend has been given to the other party at least thirty (30) days prior to the expiration of the then-effective term. The period from the Effective Date until the termination of Nocera’s service as a director is referred to as the “Term”.

ARTICLE III.

COMPENSATION

For all services rendered by Nocera in any capacity under this Agreement, including, without limitation, services as a director, officer or member of any committee of the Board or of any subsidiary or affiliate of the Company, the Company shall compensate Nocera as follows:

3.1           Annual Bonus. Nocera shall be entitled to compensation payments at levels at least commensurate with compensation paid to the other directors of the Company for their service as directors, as determined from time to time by the Board in its sole and absolute discretion (the “Compensation”). Nocera’s Compensation will be paid in form and at the same time as Compensation is generally paid to the directors of the Company.

3.2          Stock Options. Pursuant to the Employment Agreement, the Company granted to Nocera an option to purchase an aggregate of 6,000,000 shares of common stock of the Company (the “Options”). The per share exercise price of the Options is equal to the fair market value of the common stock of the Company on the Original Execution Date. The Employment Agreement provided that the Options shall vest over three (3) years from the Original Execution Date, with the first 25% vesting on the Original Execution Date and the remaining 75% vesting in three (3) equal installments on each anniversary date of the Original Execution Date. The terms and conditions of the Options were set forth in a separate Incentive Stock Option Agreement substantially in the form attached hereto as Exhibit A. The Incentive Stock Option Agreement has been amended by a First Amendment to Incentive Stock Option Agreement substantially in the form attached hereto as Exhibit B.

3.3          Future Equity Awards. Nocera shall be entitled to participate in all Company long term incentive programs extended to the directors of the Company generally at levels commensurate with Nocera’s position as a director and his role with the Company.

3.4          Reimbursement of Business Expenses. The Company shall, in accordance with standard Company policies, pay, or reimburse Nocera for, all reasonable travel and other expenses incurred by Nocera in performing his obligations under this Agreement.

3.6          Additional Benefits. Nocera shall be entitled to participate in any benefit and welfare programs, plans and arrangements (including, without limitation, bonus, pension, profit-sharing, supplemental pension and other retirement plans, insurance, hospitalization, medical and disability benefits, travel or accident insurance plans) and fringe benefits, such as club dues and fees of professional organizations and associations, which are from time to time available to all of the Company’s directors.

ARTICLE IV.

TERMINATION OF AGREEMENT

4.1          Death or Retirement of Nocera. This Agreement shall automatically terminate upon death or Retirement of Nocera. The term “Retirement” shall mean normal retirement at age 65 or in accordance with rules generally applicable to the Company’s directors in accordance with any other retirement arrangement established with Nocera’s consent with respect to Nocera.

4.2          By Nocera. Nocera shall be entitled to terminate this Agreement at any time by giving notice to the Company.

4.3          By Company. The Company shall be entitled to terminate this Agreement at any time by giving notice to Nocera.

a)          In the event Nocera is terminated for Cause (as defined below), Nocera shall be entitled to receive accrued and vested benefits up to the date of termination and shall be promptly reimbursed for all business expenses properly incurred by Nocera prior to the date of termination.

(b)          In the event Nocera is terminated without Cause, Nocera shall be entitled to receive accrued and vested benefits up to the date of termination and shall be promptly reimbursed for all business expenses properly incurred by Nocera prior to the date of termination. In addition, Nocera shall have ninety (90) days from the date of termination to exercise any vested but unexercised options existing as of the termination date.

(c)          For purposes of this Agreement, the term "Cause" shall mean the occurrence of any of the following:

(i)           Nocera's gross and willful misconduct with regard to the Company which is materially injurious to the Company;

(ii)          Nocera has engaged in fraudulent conduct with respect to the Company's business or in conduct of a criminal nature that will have an material adverse impact on the Company's standing and reputation;

(iii)         the continued and unjustified willful failure or willful refusal by Nocera to attempt to perform the duties required of him by this Agreement (other than any such failure or refusal resulting from incapacity due to physical or mental illness) which willful failure or willful refusal is not cured within fifteen (15) days following (A) receipt by Nocera of written notice from the Board specifying the factors or events constituting such willful failure or willful refusal, and (B) a reasonable opportunity for Nocera to correct such deficiencies; or

(iv)         Nocera's use of drugs and/or alcohol in material violation of the Company's policy in effect on the Execution Date.

No event or condition described above shall constitute Cause unless (x) the Company first gives Nocera a notice of termination no fewer than ______ (___) days prior to the date of termination; and (y) Nocera is provided the opportunity to appear before the Board, with or without legal representation at his election to present arguments on his own behalf.

 No act or failure to act on Nocera's part will be considered "willful" unless done, or omitted to be done, by Nocera not in good faith and without reasonable belief that his action or omission was not adverse to the best interests of the Company.

ARTICLE V.

RESTRICTIVE COVENANTS

5.1

Confidentiality.

(a)          Nocera covenants and agrees to hold in strictest confidence, and not disclose to any person without the express written consent of the Company, any and all of the Company’s Proprietary Information, except as such disclosure may be required or desirable in connection with his service as a director hereunder. Further, this Section 5.1(a) shall not prevent Nocera from disclosing Proprietary Information in connection with any litigation, arbitration or mediation to enforce this Agreement, provided that such disclosure is necessary or reasonably desirable for Nocera to assert any claim or defense in such proceeding. In addition, this Section 5.1(a) shall not apply to Proprietary Information that Nocera is required to disclose by applicable law, regulation or legal process. This covenant and agreement shall survive this Agreement and continue to be binding upon Nocera after the expiration or termination of this Agreement, whether by passage of time or otherwise, so long as such information and data shall remain Proprietary Information.

(b)          Upon termination of this Agreement for any reason, Nocera shall immediately turn over to the Company any Proprietary Information in his possession. Nocera shall have no right to retain any copies of any material qualifying as Proprietary Information for any reason whatsoever after termination of his service as a director without the express written consent of the Company. Notwithstanding the foregoing, Nocera shall be entitled to retain (i) papers and other materials of a personal nature, including, but not limited to, photographs, personal diaries, calendars and Rolodexes, (ii) information showing his compensation or relating to reimbursement of expenses, (iii) information that is required for the preparation of his personal income tax return, (iv) documents provided to him in his capacity as a participant in any director benefit plan, policy or program of the Company and (v) this Agreement and any other agreement by and between him and the Company with regard to his former employment, service as a director or termination thereof.

(c)          For purposes of this Agreement, “Proprietary Information” means and includes the following: the identity of clients or customers or potential clients or customer of the Company or its affiliates; any written, typed or printed lists, or other materials identifying the clients or customers of the Company or its affiliates; any financial or other information supplied by clients or customers of the Company or its affiliates; any and all data or information involving the Company, its affiliates, programs, methods, or contacts employed by the Company or its affiliates in the conduct of their business; any lists, documents, manuals, records, forms, or other material used by the Company or its affiliates in the conduct of their business; and any other secret or confidential information concerning the Company’s or its affiliates’ business or affairs. The terms “list,” “document” or other equivalents, as used in this subparagraph (c), are not limited to a physical writing or compilation but also include any and all information whatsoever regarding the subject matter of the “list” or “document,” whether or not such compilation has been reduced to writing. “Proprietary Information” shall not include any information which: (i) is or becomes publicly available or generally known within the relevant trade or industry through no act or failure of Nocera; (ii) was or is rightfully learned by Nocera from a source other than the Company before being received from the Company; or (iii) becomes independently available to Nocera as a matter of right from a third party, provided such third party is not to Nocera’s knowledge subject to a confidentiality agreement with the Company. If only a portion of the Proprietary Information is or becomes publicly available, then only that portion shall not be Proprietary Information hereunder.

5.2          Non-Disparagement. During the Term and for a period of twelve (12) months after the Term, each party agrees not to disparage the other party.

5.4          Remedies. Nocera acknowledges that the remedy at law for any breach or threatened breach of Sections 5.1 and 5.2 will be inadequate and, accordingly, that the Company shall, in addition to all other available remedies (including without limitation, seeking such damages as it can show it has sustained by reason of such breach), be entitled to injunctive relief or specific performance without any bond or other security being required of any court.

5.5          Agreement Confidential. During the Term and for a period of twelve (12) months after the Term, each party agrees not to disclose to any third party the conditions of Nocera’s prior employment with or service as a director of the Company except as may be required in filings made pursuant to applicable law and the rules and regulations of the Securities and Exchange Commission; provided, Nocera may disclose the terms of the Employment Agreement and this Agreement to his accountants, attorneys, future and potential future employers and/or spouse, provided that they also agree to maintain the confidentiality of this Agreement.

5.6

Mitigation of Damages; Arbitration.

(a)          The Company’s obligation to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Nocera or others. In no event shall Nocera be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Nocera under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Nocera obtains other employment. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expense which Nocera may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Nocera or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee or performance thereof (including as a result of any contest by Nocera about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Code Section 1274(d) or any successor provision thereto, for an obligation with a term equal to the length of such delay.

(b)          Any dispute or controversy arising from or relating to this Agreement and/or Nocera’s prior employment or ongoing relationship with the Company shall be resolved by binding arbitration, to be held in Maricopa County, Arizona or in any other location mutually agreed to by the Company and Nocera in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Nocera and the Company agree that, in the event a dispute arises that concerns this Agreement, if Nocera is the Prevailing Party, Nocera shall be entitled to recover all of his reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in connection with the dispute. A Prevailing Party is one who is successful on any significant substantive issue in the action and achieves either a judgment in such party’s favor or some other affirmative recovery.

5.7          Successors; Binding Agreement. This Agreement shall be binding upon any successor to the Company and shall inure to the benefit of and be enforceable by Nocera’s personal or legal representatives, beneficiaries, designees, executors, administrators, heirs, distributees, devisees and legatees.

5.8          Modification; No Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any other term or condition.

5.9          Severability. The covenants and agreements contained herein are separate and severable and the invalidity or unenforceability of any one or more of such covenants or agreements, if not material to the arrangement that is the basis for this Agreement, shall not affect the validity or enforceability of any other covenant or agreement contained herein. If, in any judicial proceedings, a court shall refuse to enforce one or more of the covenants or agreements contained herein because the duration thereof is too long, or the scope thereof is too broad, it is expressly agreed between the parties hereto that such duration or scope shall be deemed reduced to the extent necessary to permit the enforcement of such covenants or agreements.

5.10       Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the parties hereto at the following addresses:

If to the Company, to it at:

Medistem Laboratories, Inc.

2027 E. Cedar Street, Suite 102

Tempe, Arizona 85281

ATTN: Neil H. Riordan, Ph.D.

with a copy to:

DLA Piper US LLP

2415 East Camelback Road, Suite 700

Phoenix, Arizona 85016

ATTN: Greg R. Hall, Esq.

If to Nocera, to him at the last address for Nocera on the books of the Company.

5.11       Assignment. This Agreement and any rights hereunder shall not be assignable to either party without the prior written consent of the other party; provided, the Company may only assign this Agreement to an acquirer of all or substantially all of the assets of the Company who has assumed all of the Company’s obligations hereunder in a writing delivered to Nocera and otherwise complies with the provisions of this Agreement with regard to such assumption.

5.12       Entire Understanding. This Agreement constitutes the entire understanding between the parties hereto and no agreement, representation, warranty or covenant has been made by either party except as expressly set forth herein.

5.13       Nocera’s Representations. Nocera represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates the provisions of any other agreement to which he is a party or by which he is bound.

5.14       Survivorship. Unless specifically stated to the contrary in this Agreement, the rights and obligations of Nocera and Company intended to survive termination of Nocera’s service as a director shall survive any termination of Nocera’s service as a director or expiration of the Term.

5.15       Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Arizona applicable to contracts executed and wholly performed within such state.

5.16       Indemnification. The Company agrees that if Nocera is or is made a party, or is threatened to be made a party, to any action, suit or proceeding (a “Proceeding”), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another entity, Nocera shall be fully indemnified and held harmless by the Company to the fullest extent permitted by law against all cost, expense, liability and loss reasonably incurred or suffered by Nocera in connection therewith, and such indemnification shall continue after termination of Nocera’s service as a director with respect to acts or omissions which occurred prior to termination of his service as a director and which occur after termination of his service as a director, and shall inure to the benefit of Nocera’s heirs, executors and administrators. To the fullest extent allowed by law, the Company shall advance to Nocera all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by Nocera to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

5.17       Counterparts. This Agreement may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

5.18       Headings. The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Company:

MEDISTEM LABORATORIES, INC.,

a Nevada Corporation

By:

Name:

Title:

Roger M. Nocera

EXHIBIT A

Form of Incentive Stock Option Agreement

EXHIBIT B

Form of First Amendment to Incentive Stock Option Agreement